UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CRESTWOOD EQUITY PARTNERS LP

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

As previously announced, on August 16, 2023, Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Energy Transfer LP, a Delaware limited partnership (“Energy Transfer”), Pachyderm Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Energy Transfer (“Merger Sub”), and, solely for the purposes set forth therein, LE GP, LLC, a Delaware limited liability company and the sole general partner of Energy Transfer. Pursuant to the Merger Agreement, and subject to the terms and conditions therein, the Partnership will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a direct wholly owned subsidiary of Energy Transfer.

On October 23, 2023, the Partnership issued a press release announcing that the deadline for holders of its outstanding preferred units to elect the form of consideration they wish to receive in the Merger has been set for 5:00 p.m., Eastern Time, October 31, 2023 (the “Election Deadline”). The Election Deadline is based on Energy Transfer’s and the Partnership’s expectation that the Merger will close on November 3, 2023, subject to the approval of the Partnership’s unitholders and satisfaction of other customary closing conditions. A copy of the press release is set forth below.

ENERGY TRANSFER AND CRESTWOOD ANNOUNCE ELECTION DEADLINE FOR CRESTWOOD PREFERRED UNITHOLDERS TO ELECT FORM OF MERGER CONSIDERATION

DALLAS and HOUSTON—October 23, 2023 - Energy Transfer LP (NYSE: ET) (“Energy Transfer”) and Crestwood Equity Partners LP (NYSE: CEQP) (“Crestwood”) announced today that, in connection with Energy Transfer’s pending acquisition of Crestwood, the deadline for holders of Crestwood’s outstanding 9.250% Perpetual Preferred Units (the “Crestwood Preferred Units” and such holders, the “Crestwood Preferred Unitholders”) to elect the form of merger consideration they wish to receive in the transaction has been set for 5:00 p.m., Eastern Time, October 31, 2023 (the “Election Deadline”). The Election Deadline is based on Energy Transfer’s and Crestwood’s expectation that the transaction will close on November 3, 2023, subject to the approval of Crestwood’s unitholders and satisfaction of other customary closing conditions.

An election form (the “Election Form”) was initially mailed on September 29, 2023 to Crestwood Preferred Unitholders of record as of September 22, 2023 (the “Mailing Record Date”). Crestwood Preferred Unitholders wishing to make an election as to the form of consideration they wish to receive must deliver a properly completed and executed Election Form to Equiniti Trust Company, LLC (the “Exchange Agent”) by the Election Deadline.

As further described in the Agreement and Plan of Merger, dated as of August 16, 2023, by and among Crestwood, Energy Transfer, Pachyderm Merger Sub LLC, a direct wholly owned subsidiary of Energy Transfer, and, solely for the purposes set forth therein, LE GP, LLC (the “Merger Agreement”) and in the proxy statement/prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 29, 2023 (the “Proxy Statement/Prospectus”), each Crestwood Preferred Unit outstanding immediately prior to the effective time will, at the election of the holder of such Crestwood Preferred Unit, (i) convert into a new Energy Transfer security that has substantially similar terms, including with respect to economics and structural protections, as the Crestwood Preferred Units, as such terms may be amended if the requisite consents are obtained in the previously announced solicitation of consents (the “Consent Solicitation”) from Crestwood Preferred Unitholders to amend certain terms of the Sixth Amended and Restated Agreement of Limited Partnership of Crestwood, dated August 20, 2021 (the “Crestwood Partnership Agreement”) relating to the Crestwood Preferred Units proposed by Energy Transfer pursuant to the Merger Agreement (“New ET Preferred Units”), (ii) be redeemed in exchange for cash or common units representing limited partner interests in Crestwood (“Crestwood Common Units”), at the sole discretion of the general partner of Crestwood, at a price of (x) $9.218573 per Crestwood Preferred Unit or (y) if the requisite consents are obtained in connection with the Consent Solicitation, $9.857484 per Crestwood Preferred Unit, in each case, plus accrued and unpaid distributions to the date of such redemption, or (iii) convert into Crestwood Common Units, at the then-applicable Conversion Ratio (as defined in the Crestwood Partnership Agreement, currently one Crestwood Common Unit for 10 Crestwood Preferred Units), subject to the payment of any accrued but unpaid distributions prior to the effective time.

Crestwood Preferred Unitholders who do not return a properly completed Election Form by the Election Deadline will be deemed to have elected to have their Crestwood Preferred Units converted into New ET Preferred Units.

Crestwood Preferred Unitholders may contact the Exchange Agent with questions regarding the Election Form or (if they acquired their Crestwood Preferred Units after the Mailing Record Date) to request an Election Form at (877) 248-6417 or (718) 921-8317. Crestwood Preferred Unitholders with questions regarding the election procedures, or who wish to obtain copies of the aforementioned materials, may contact Innisfree M&A Incorporated, Crestwood’s Information Agent, toll free at (877) 687-1866.

Crestwood Preferred Unitholders should carefully read the Proxy Statement/Prospectus, the Election Form and all election materials provided to them before making their elections. The Election Deadline does not alter the deadline for Crestwood’s unitholders to vote on the proposals to be presented for approval at Crestwood’s upcoming special meeting of unitholders.

About Energy Transfer

Energy Transfer LP (NYSE: ET) owns and operates one of the largest and most diversified portfolios of energy assets in the United States, with nearly 125,000 miles of pipeline and associated energy infrastructure. Energy Transfer’s strategic network spans 41 states with assets in all of the major U.S. production basins. Energy Transfer is a publicly traded limited partnership with core operations that include complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, natural gas liquids (“NGL”) and refined product transportation and terminalling assets; and NGL fractionation. Energy Transfer also owns Lake Charles LNG Company, as well as the general partner interests, the incentive distribution rights and approximately 34% of the outstanding common units of Sunoco LP (NYSE: SUN), and the general partner interests and approximately 47% of the outstanding common units of USA Compression Partners, LP (NYSE: USAC). For more information, visit the Energy Transfer LP website at www.energytransfer.com.

About Crestwood Equity Partners LP

Houston, Texas, based Crestwood Equity Partners LP (NYSE: CEQP) is a master limited partnership that owns and operates midstream businesses in multiple shale resource plays across the United States. Crestwood is engaged in the gathering, processing, treating, compression and transportation of natural gas; storage, transportation, terminalling, and marketing of NGLs; gathering, storage, terminalling and marketing of crude oil; and gathering and disposal of produced water. For more information, visit Crestwood Equity Partners LP at www.crestwoodlp.com; and to learn more about Crestwood’s sustainability efforts, please visit https://esg.crestwoodlp.com.

Important Information about the Transaction and Where to Find It

In connection with the proposed transaction between Energy Transfer and Crestwood, Energy Transfer filed with the SEC a registration statement on Form S-4 (the “Registration Statement”) that includes a proxy statement of Crestwood that also constitutes a prospectus of Energy Transfer, and each party will file other documents regarding the proposed transaction with the SEC. The Registration Statement was declared effective by the SEC on September 29, 2023, and a definitive Proxy Statement/Prospectus has been mailed to Crestwood unitholders of record as of September 22, 2023. This communication is not a substitute for the Registration Statement, Proxy Statement/Prospectus or any other document that Energy Transfer or

Crestwood (as applicable) has filed or may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF ENERGY TRANSFER AND CRESTWOOD ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Registration Statement and the Proxy Statement/Prospectus, as each may be amended from time to time, as well as other filings containing important information about Energy Transfer or Crestwood, without charge at the SEC’s website, at http://www.sec.gov. Copies of the documents filed with the SEC by Energy Transfer are available free of charge on Energy Transfer’s website at www.energytransfer.com under the tab “Investor Relations” and then under the tab “SEC Filings” or by directing a request to Investor Relations, Energy Transfer LP, 8111 Westchester Drive, Suite 600, Dallas, TX 75225, Tel. No. (214) 981-0795 or to investorrelations@energytransfer.com. Copies of the documents filed with the SEC by Crestwood are available free of charge on Crestwood’s website at www.crestwoodlp.com under the tab “Investors” and then under the tab “SEC Filings” or by directing a request to Investor Relations, Crestwood Equity Partners LP, 811 Main Street, Suite 3400, Houston, TX 77002, Tel. No. (832) 519-2200 or to investorrelations@crestwoodlp.com. The information included on, or accessible through, Energy Transfer’s or Crestwood’s website is not incorporated by reference into this communication.

Participants in the Solicitation

Energy Transfer, Crestwood and the directors and certain executive officers of their respective general partners may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Crestwood’s general partner is set forth in its proxy statement for its 2023 annual meeting of unitholders, which was filed with the SEC on March 31, 2023, and in its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 27, 2023. Information about the directors and executive officers of Energy Transfer’s general partner is set forth in its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 17, 2023. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, is contained in the Proxy Statement/Prospectus and other relevant materials filed with the SEC.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any offer, issuance, exchange, transfer, solicitation or sale of securities in any jurisdiction in which such offer, issuance, exchange, transfer, solicitation or sale would be in contravention of applicable law. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

Forward-Looking Statements

This communication contains “forward-looking statements.” In this context, forward-looking statements often address future business and financial events, conditions, expectations, plans or ambitions, and often include, but are not limited to, words such as “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “anticipate,” “estimate,” “intend,” “plan,” “seek,” “see,” “target” or similar expressions, or variations or negatives of these words, but not all forward-looking statements include such words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of Energy Transfer and Crestwood, that could cause actual results to differ materially from those expressed in such forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: the completion of the proposed transaction on anticipated terms and timing, or at all, including obtaining Crestwood unitholder approval and any other approvals that may be required on anticipated terms; anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations and other conditions to the completion of the merger, including the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; the ability of Energy Transfer and Crestwood to integrate their businesses successfully and to achieve anticipated synergies and value creation; potential litigation relating to the proposed transaction that could be instituted against Energy Transfer, Crestwood or the directors of their respective general partners; the risk that disruptions from the proposed transaction will harm Energy Transfer’s or Crestwood’s business, including current plans and operations and that management’s time and attention will be diverted on transaction-related issues; potential adverse reactions or changes to business relationships, including with employees suppliers, customers, competitors or credit rating agencies, resulting from the announcement or completion of the proposed transaction; rating agency actions and Energy Transfer and Crestwood’s ability to access short- and long-term debt markets on a timely and affordable basis; legislative, regulatory and economic developments, changes in local, national, or international laws, regulations, and policies affecting Energy Transfer and Crestwood; potential business uncertainty, including the outcome of commercial negotiations and changes to existing business relationships during the pendency of the proposed transaction that could affect Energy Transfer’s and/or Crestwood’s financial performance and operating results; certain restrictions during the pendency of the merger that may impact Crestwood’s ability to pursue certain business opportunities or strategic transactions or otherwise operate its business; acts of terrorism or outbreak of war, hostilities, civil unrest, attacks against Energy Transfer or Crestwood, and other political or security disturbances; dilution caused by Energy Transfer’s issuance of additional units representing limited partner interests in connection with the proposed transaction; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the impacts of pandemics or other public health crises, including the effects of government responses on people and economies; changes in the supply, demand or price of oil, natural gas, and natural gas liquids; those risks described in Item 1A of Energy Transfer’s Annual Report on Form 10-K, filed with the SEC on February 17, 2023, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K; those risks described in Item 1A of Crestwood’s Annual Report on Form 10-K, filed with the SEC on February 27, 2023, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K; and those risks that are described in the Registration Statement and the accompanying Proxy Statement/Prospectus filed with the SEC in connection with the proposed transaction.

While the list of factors presented here, in the Registration Statement and in the Proxy Statement/Prospectus is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Energy Transfer and Crestwood caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this communication. Neither Energy Transfer nor Crestwood assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Neither future distribution of this communication nor the continued availability of this communication in archive form on Energy Transfer’s or Crestwood’s website should be deemed to constitute an update or re-affirmation of these statements as of any future date.

Energy Transfer LP

Investor Relations:

Bill Baerg, Brent Ratliff, Lyndsay Hannah, 214-981-0795

Media Relations:

Media@energytransfer.com

214-840-5820

Crestwood Equity Partners LP

Investor Contact

Andrew Thorington, 713-380-3028

andrew.thorington@crestwoodlp.com

Vice President, Finance and Investor Relations

Media Contact

Joanne Howard, 832-519-2211

joanne.howard@crestwoodlp.com

Senior Vice President, Sustainability and Corporate Communications

Source: Energy Transfer LP and Crestwood Equity Partners LP